Exhibit 8.1

LIST OF SUBSIDIARIES (EXHIBIT)

ENTITY	JURISDICTION OF INCORPORATION	BUSINESS	PROPORTION OF OWNERSHIP INTEREST AND VOTING POWER HELD BY THE BANK 2022	PROPORTION OF OWNERSHIP INTEREST AND VOTING POWER HELD BY THE BANK 2021	PROPORTION OF OWNERSHIP INTEREST AND VOTING POWER HELD BY THE BANK 2020
Fiduciaria Bancolombia S.A. Sociedad Fiduciaria	Colombia	Trust	98.81%	98.81%	98.81%
Banca de Inversión Bancolombia S.A. Corporación Financiera	Colombia	Investment banking	100.00%	100.00%	100.00%
Valores Bancolombia S.A. Comisionista de Bolsa	Colombia	Securities brokerage	100.00%	100.00%	100.00%
WOMPI S.A.S. (Antes VLIPCO S.A.S.)(1)	Colombia	Technology services provider	99.98%	94.77%	-
Renting Colombia S.A.S.	Colombia	Operating leasing	100.00%	100.00%	100.00%
Transportempo S.A.S.	Colombia	Transportation	100.00%	100.00%	100.00%
Inversiones CFNS S.A.S.	Colombia	Investments	99.94%	99.94%	99.94%
Negocios Digitales Colombia S.A.S. (Antes Pasarela Colombia S.A.S)	Colombia	Payment solutions	100.00%	100.00%	100.00%
Fondo de Capital Privado Fondo Inmobiliario Colombia(2)	Colombia	Real estate investment fund	80.47%	49.96%	49.96%
P.A. Inmuebles CEM(2)	Colombia	Mercantil trust	80.47%	49.96%	49.96%
P.A. Calle 92 FIC-11(2)	Colombia	Mercantil trust	52.31%	32.47%	32.47%
P.A. FIC Edificio Corfinsura(2)	Colombia	Mercantil trust	80.47%	49.96%	49.96%
P.A. FIC-A5(2)	Colombia	Mercantil trust	80.47%	49.96%	49.96%
P.A. FIC Inmuebles(2)	Colombia	Mercantil trust	80.47%	49.96%	49.96%
P.A. FIC Clínica de Prado(2)	Colombia	Mercantil trust	62.00%	38.49%	38.49%
P. A. FIC A6(2)	Colombia	Mercantil trust	80.47%	49.96%	49.96%
P.A. Central Point(2)	Colombia	Mercantil trust	60.35%	37.47%	37.47%
Fideicomiso Irrevocable de Garantía, Fuente de Pago y Administración Inmobiliaria Polaris(2)	Colombia	Mercantil trust	80.47%	49.96%	49.96%
P.A. Fideicomiso Twins Bay(2)	Colombia	Mercantil trust	80.47%	49.96%	49.96%
Fideicomiso Lote Av San Martín(2)	Colombia	Mercantil trust	80.47%	49.96%	49.96%
P.A. Fideicomiso Lote 30(2)	Colombia	Mercantil trust	80.47%	49.96%	49.96%
Fideicomiso Fondo Inmobiliario Bancolombia(2)	Colombia	Mercantil trust	80.47%	17.54%	-
P.A. Florencia Ferrara(3)	Colombia	Mercantil trust	44.26%	-	-
P.A. Flor Morado Plaza(4)	Colombia	Mercantil trust	80.47%	-	-
Valores Simesa S.A.(5)	Colombia	Investments	66.33%	66.82%	67.11%
Fideicomiso Lote Abelardo Castro(6)	Colombia	Mercantil trust	-	-	66.77%
Fideicomiso Lote Distrito Vera B1B2(5)	Colombia	Mercantil trust	66.00%	66.49%	66.77%
Fideicomiso Lote Distrito Vera B3B4(5)	Colombia	Mercantil trust	66.00%	66.49%	66.77%
Fideicomiso Lote B6 Ciudad del Rio(7)	Colombia	Mercantil trust	66.00%	-	-
P.A. FAI CALLE 77(8)	Colombia	Real estate investment fund	98.00%	-	-
P.A. NOMAD SALITRE(9)	Colombia	Real estate investment fund	98.00%	-	-
P.A. MERCURIO(10)	Colombia	Real estate investment fund	100.00%	-	-
Wenia Ltd.(20)	Bermuda	Technology services	100.00%	-	-
Wenia S.A.S.(11)	Colombia	Technology services	100.00%	-	-
Nequi S.A. Compañía de Financiamiento(12)	Colombia	Financial services	100.00%	-	-
Bancolombia Panamá S.A.	Panama	Banking	100.00%	100.00%	100.00%
Sistemas de Inversiones y Negocios S.A. Sinesa	Panama	Investments	100.00%	100.00%	100.00%
Banagrícola S.A.	Panama	Holding	99.17%	99.17%	99.17%
Banistmo S.A.	Panama	Banking	100.00%	100.00%	100.00%
Banistmo Investment Corporation S.A.	Panama	Trust	100.00%	100.00%	100.00%
Financomer S.A.(13)	Panama	Financial services	-	-	100.00%
Leasing Banistmo S.A.	Panama	Leasing	100.00%	100.00%	100.00%
Valores Banistmo S.A.	Panama	Securities brokerage	100.00%	100.00%	100.00%
Banistmo Panamá Fondo de Inversión S.A.(14)	Panama	Holding	100.00%	100.00%	100.00%
Suvalor Renta Fija Internacional Corto Plazo S.A.(15)	Panama	Collective investment fund	-	100.00%	100.00%
Fondo Renta Sostenible Global S.A.(15)	Panama	Collective investment fund	-	100.00%	100.00%
Banistmo Capital Markets Group Inc.(14)	Panama	Real estate broker	100.00%	100.00%	100.00%
Anavi Investment Corporation S.A.(14)	Panama	Real estate	100.00%	100.00%	100.00%
Desarrollo de Oriente S.A.(14)	Panama	Real estate	100.00%	100.00%	100.00%
Steens Enterprises S.A.(14)	Panama	Portfolio holder	100.00%	100.00%	100.00%
Ordway Holdings S.A.(14)	Panama	Real estate broker	100.00%	100.00%	100.00%
Grupo Agromercantil Holding S.A.	Panama	Holding	100.00%	100.00%	100.00%
Banco Agromercantil de Guatemala S.A.	Guatemala	Banking	99.68%	99.66%	99.59%
Seguros Agromercantil de Guatemala S.A.	Guatemala	Insurance agency	79.92%	79.92%	79.90%
Financiera Agromercantil S.A.	Guatemala	Financial services	100.00%	100.00%	100.00%
Agrovalores S.A.	Guatemala	Securities brokerage	100.00%	100.00%	100.00%
Arrendadora Agromercantil S.A.	Guatemala	Operating Leasing	100.00%	100.00%	100.00%
Agencia de Seguros y Fianzas Agromercantil S.A.(16)	Guatemala	Insurance agency	100.00%	100.00%	100.00%
Asistencia y Ajustes S.A.	Guatemala	Services	100.00%	100.00%	100.00%
Serproba S.A.	Guatemala	Maintenance and remodelling services	100.00%	100.00%	100.00%
Servicios de Formalización S.A.	Guatemala	Loans formalization	100.00%	100.00%	100.00%
Conserjeria, Mantenimiento y Mensajería S.A.(16)	Guatemala	Maintenance services	100.00%	100.00%	100.00%
Mercom Bank Ltd.(17)	Barbados	Banking	99.68%	99.66%	99.59%
New Alma Enterprises Ltd.	Bahamas	Investments	99.68%	99.66%	99.59%

Bancolombia Puerto Rico Internacional Inc.	Puerto Rico	Banking	100.00%	100.00%	100.00%
Bancolombia Cayman S.A.(18)	Cayman Islands	Banking	100.00%	100.00%	100.00%
Banco Agrícola S.A.	El Salvador	Banking	97.36%	97.36%	97.36%
Arrendadora Financiera S.A. Arfinsa	El Salvador	Leasing	97.37%	97.37%	97.37%
Credibac S.A. de C.V.	El Salvador	Electronic payment platform	97.36%	97.36%	97.36%
Valores Banagrícola S.A. de C.V.	El Salvador	Securities brokerage	98.89%	98.89%	98.89%
Inversiones Financieras Banco Agrícola S.A. IFBA	El Salvador	Holding	98.89%	98.89%	98.89%
Gestora de Fondos de Inversión Banagricola S.A.	El Salvador	Administers investment funds	98.89%	98.89%	98.89%
Bagrícola Costa Rica S.A.	Costa Rica	Outsourcing	99.17%	99.17%	99.17%
Bancolombia Capital Holdings USA LLC(19)	United States	Holding	100.00%	100.00%	-
Bancolombia Capital Adviser LLC(19)	United States	Investment advisor	100.00%	100.00%	-
Bancolombia Capital LLC(19)	United States	Securities brokerage	100.00%	100.00%	-
(1)	During 2022, the Grupo Bancolombia through its subsidiary Banca de Inversión S.A., increased its participation through the purchase of a non-controlling interest.
(2)	During 2022, Grupo Bancolombia increased its participation in FCP Fondo Inmobiliario Colombia, in order to strengthen governance and strategy decisions. For further information, see Consolidated financial statements Note 1. Reporting entity.
(3)	Company consolidated by the FCP Fondo Inmobiliario Colombia since April 2022. For further information, see Consolidated financial statements Note 1. Reporting entity.
(4)	Company consolidated by the FCP Fondo Inmobiliario Colombia since December 2022. For further information, see Consolidated financial statements Note 1. Reporting entity.
(5)	The decrease in the shareholding is due to the repurchase of outstanding stock carried out by Valores Simesa subsidiary during 2021 and 2022.
(6)	The trust rights were assigned in June 2021.
(7)	Mercantil trust consolidated by Valores Simesa since March 2022. For further information, see Consolidated financial statements Note 1. Reporting entity.
(8)	On March 1, 2022, the Parent Company was established as trustor of PA FAI Calle 77, owner of a property that will be used for rental housing. For further information, see Consolidated financial statements Note 1. Reporting entity and Note 9.3. Business combination.
(9)	On April 4, 2022, the Parent Company was appointed as trustor of 100% of the trust rights of Patrimonio Autonomo Nomad Salitre, whose main purpose is to develop a Multifamily Project. For further information, see Consolidated financial statements Note 1. Reporting entity.
(10)	On July 8, 2022, Bancolombia S.A. acquired control of Fidecomiso P.A. Mercurio, through a through a mercantile trust administration agreement. For further information, see Consolidated financial statements Note 1. Reporting entity.
(11)	Company incorporated by Wenia Ltd. on November 22, 2022. For further information, see Consolidated financial statements Note 1. Reporting entity.
(12)	On December 14, 2021, the board of directors of the Parent Company authorized the legal separation of the business of Nequi, Bancolombia Group’s digital platform that offers financial services. The Superintendencia Financiera de Colombia, with Resolution 0843 of July 6, 2022, as amended by Resolution 0955 of July 27, 2022, authorized the incorporation of Nequi S.A. Compañía de Financiamiento. The legal separation resulted in the creation and commercial registration of a new corporation supervised by the Superintendencia Financiera de Colombia through which Nequi will operate as a 100% digital credit establishment. For further information, see Consolidated financial statements Note 1. Reporting entity.
(13)	Merger between the Banistmo S.A. (absorbing entity) and Financomer S.A. (absorbed entity) in November 2021.
(14)	Investments in non-operational stage.
(15)	Companies not consolidated by Banistmo S.A. as of November 2022, due to non-compliance with consolidation requirements established in IFRS 10.
(16)	Companies in voluntary liquidation.
(17)	On September 30, 2021, the Mercom Bank Ltd shareholders authorized the beginning of an organized and gradual process to transfer of the assets and liabilities of Mercom Bank, Ltd., to Banco Agromercantil de Guatemala, S. A. or other companies of Bancolombia Group. For further information, see Consolidated financial statements Note 1. Reporting entity.
(18)	On October 5, 2020, the Board of Directors of Bancolombia Panamá (parent company of Bancolombia Cayman), authorized the decision to wind-down the business and operations of its subsidiary in Cayman. For further information, see Consolidated financial statements Note 1. Reporting entity.
(19)	Companies created by Valores Bancolombia S.A. Comisionista de Bolsa in October 2021. For further information, see Consolidated financial statements Note 1. Reporting entity.
(20)	On July 22, 2022, the Parent Company through its subsidiary Sistemas de Inversiones y Negocios S.A. SINESA, incorporated this vehicle whose purpose is to provide technology services. For further information, see Consolidated financial statements Note 1. Reporting entity.